Exhibit 99.1

February 23, 2004
For 7:00 am EDT Release
Contacts:	Shareholders'/Analysts' Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE'S REPORTS RECORD EARNINGS FOR FOURTH QUARTER

-- Fourth Quarter Net Earnings Increased 28 Percent --

-- Fourth  Quarter Total Sales Increased 20 Percent --

MOORESVILLE, N.C. - Lowe's Companies, Inc. (NYSE: LOW), the world's second largest home improvement retailer, today reported
net earnings of $407 million for the quarter ended January 30, 2004, a 27.6 percent increase over the same period a year ago.   Diluted earnings
per share increased 27.5 percent to $0.51 from $0.40 in the fourth quarter of 2002.  For the year ended January 30, 2004, net earnings grew
27.6 percent to $1.88 billion while diluted earnings per share increased 26.5 percent to $2.34.

Sales for the quarter increased 20.1 percent to $7.25 billion, up from $6.04 billion in the fourth quarter of 2002.  Comparable store sales for the fourth quarter increased 7.3 percent.  For the year ended January 30, 2004, sales increased 18.1 percent to $30.8 billion.  Comparable store sales increased 6.7 percent for fiscal 2003.  All sales figures are from continuing operations and exclude sales from the Contractor Yard locations.

On January 30, 2004, Lowe's completed the previously announced sale of 26 commodity-focused locations operating under the Contractor
Yard name.  The Contractor Yard locations are reported as discontinued operations in the Consolidated Statements of Current and Retained
Earnings.

"This year's outstanding results are further evidence that Lowe's strategic course is a proven success," said Robert L. Tillman, Lowe's chairman and CEO.  "Our employees' diligent efforts led to what was among the best two-year performances in all of retail.  We're confident we have our finger on the pulse of consumer and business trends and will continue to build on our successful operating model to maintain our premier position in retailing well into the future."

"Despite the weather-driven challenges we faced in the first quarter of 2003, our management team and dedicated employees kept their eye on the ball and delivered an outstanding year on top of a phenomenal performance in 2002," explained Lowe's President Robert A. Niblock.
"We continue to see strong results from our metro-market expansion, and our up-the-continuum merchandising strategy and branding initiatives continue to provide our customers the best products and services to meet their home improvement needs.  The key ingredient in this formula remains our outstanding customer service, which we continue to deliver in an aspirational store environment."

During the quarter, Lowe's opened 47 new stores, including one relocation.  As of January 30, 2004, Lowe's operated 952 stores in 45 states representing 108.8 million square feet of retail selling space, a 14.8 percent increase over last year.

A conference call to discuss fourth quarter and fiscal year 2003 operating results is scheduled for today (Monday, February 23) at 9:00 a.m.
EST.  Please dial 888-817-4020 (international callers dial 706-679-3245) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe's website at www.Lowes.com/investor and clicking on Lowe's Fourth Quarter and Fiscal Year 2003
Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com for 7 days.

Emerging Issues Task Force Issue 02-16

The impact of Emerging Issues Task Force ("EITF") Issue 02-16, "Accounting by a Customer (including a Reseller) for Certain Consideration
Received from a Vendor", will be recognized in 2004 and modifies accounting for certain funds received from vendors.

Prior to 2004, funds from vendors for co-op advertising and in-store services were allowed to be treated as a direct offset to the associated expense.  EITF 02-16 requires retailers to treat certain of these funds as a reduction of cost of goods, recognizing the benefit when the inventory is sold.  There is no impact to the timing of when the funds are received from vendors or the associated cash flows, but there is an impact to the timing of income recognition.

Lowe's Business Outlook

This outlook is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities
Act and Section 21E of the Exchange Act.  Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

First Quarter 2004 (comparisons to first quarter 2003)

  The company expects to open 29 stores reflecting square footage growth of approximately 15 percent
  Total sales are expected to increase 18 to 19 percent
  The company expects to report comparable store sales of 6 to 7 percent
  Including the estimated 200 basis point negative impact of adopting EITF 02-16, operating margin (defined as gross margin less SG&A and depreciation) is expected to decline 130 to 140 basis points
  Store opening costs are expected to be approximately $25 million
  Including the estimated $0.13 negative impact of adopting EITF 02-16, diluted earnings per share of $0.52 to $0.54 are expected.
  Excluding the impact of adopting the accounting change, diluted earnings per share of $0.65 to $0.67 would be expected.
  Lowe's first quarter ends on April 30, 2004 with operating results to be publicly released on Monday, May 17, 2004

Fiscal Year 2004 (comparisons to fiscal year 2003)

  The company expects to open 140 stores in 2004 reflecting total square footage growth of approximately 14 percent
  Total sales are expected to increase approximately 17 percent for the year
  The company expects to report a comparable store sales increase of 5 to 6 percent
  Including the estimated 50 basis point negative impact of adopting EITF 02-16, operating margin (defined as gross margin less SG&A and depreciation) is expected to decline 20 to 30 basis points
  Store opening costs are expected to be approximately $137 million
  Including the estimated $0.13 negative impact of adopting EITF 02-16, diluted earnings per share of $2.63 to $2.66 are expected for the fiscal year ending January 28, 2005.  Excluding the impact of adopting the accounting change, diluted earnings per share of $2.76 to $2.79 would be expected.

Fiscal Year 2005 (comparisons to fiscal year 2004)
  The company expects to open 150 stores in 2005 reflecting total square footage growth of 13 to 14 percent
  Total sales are expected to increase approximately 17 percent for the year
  Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase 40 to 60 basis points
  Diluted earnings per share of $3.29 to $3.34 are expected for the fiscal year ending January 27, 2006

Additional supporting documents detailing the impact of discontinued operations and the effect of implementing EITF 02-16 can be found on
www.Lowes.com/investor.

This news release includes statements, estimates or projections that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Possible risks and uncertainties regarding these statements include, but are not limited to, changes in domestic economic conditions, the availability of real estate for expansion and its successful development, particularly in major metropolitan markets, the availability of sufficient labor to facilitate growth, fluctuations in prices and availability of product, unanticipated impact of competition, legal or regulatory developments, and weather conditions that affect sales.
We provide additional information regarding these and other risks and uncertainties in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release speak only as of this date and we do not assume any obligation to update them.

With fiscal year 2003 sales of $30.8 billion, Lowe's Companies, Inc. is a FORTUNE 100 company that serves approximately 10 million customers a week at more than 950 home improvement stores in 45 states. In 2003, FORTUNE named Lowe's America's Most Admired
Specialty Retailer. Based in Mooresville, N.C., the 58-year old company is the second-largest home improvement retailer in the world. For more information, visit Lowes.com

###

Lowe's Companies, Inc. Consolidated Balance Sheets In Millions, Except Par Value Data
		January 30, 2004	January 31, 2003
Assets
Current assets:
Cash and cash equivalents		$ 1,446	$ 853
Short-term investments		178	273
Accounts receivable - net		131	172
Merchandise inventory		4,584	3,968
Deferred income taxes		59	58
Other assets		289	244

Total current assets		6,687	5,568

Property, less accumulated depreciation		11,945	10,352
Long-term investments		169	29
Other assets		241	160

Total assets		$ 19,042	$ 16,109

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings		$ -	$ 50
Current maturities of long-term debt		77	29
Accounts payable		2,366	1,943
Employee retirement plans		74	88
Accrued salaries and wages		335	306
Other current liabilities		1,516	1,162

Total current liabilities		4,368	3,578

Long-term debt, excluding current maturities		3,678	3,736
Deferred income taxes		657	478
Other long-term liabilities		30	15

Total liabilities		8,733	7,807

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-
Common stock - $.50 par value;
Shares Issued and Outstanding
January 30, 2004	787
January 31, 2003	782	394	391
Capital in excess of par		2,237	2,023
Retained earnings		7,677	5,887
Accumulated other comprehensive income		1	1

Total shareholders' equity		10,309	8,302

Total liabilities and shareholders' equity		$ 19,042	$ 16,109

Lowe's Companies, Inc. Consolidated Statements of Current and Retained Earnings In Millions, Except Per Share Data
	Three Months Ended				Year Ended
	January 30, 2004		January 31, 2003		January 30, 2004		January 31, 2003
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net Sales	$ 7,252	100.00	$ 6,037	100.00	$ 30,838	100.00	$ 26,112	100.00
Cost of Sales	4,931	68.00	4,119	68.23	21,231	68.85	18,164	69.56
Gross Margin	2,321	32.00	1,918	31.77	9,607	31.15	7,948	30.44
Expenses:
Selling, general and administrative	1,378	19.00	1,151	19.07	5,543	17.97	4,676	17.91
Store opening costs	45	0.62	40	0.66	128	0.42	129	0.49
Depreciation	203	2.80	168	2.78	758	2.46	622	2.38
Interest	45	0.62	45	0.75	180	0.58	182	0.70
Total expenses	1,671	23.04	1,404	23.26	6,609	21.43	5,609	21.48
Pre-tax earnings	650	8.96	514	8.51	2,998	9.72	2,339	8.96
Income tax provision	249	3.43	197	3.26	1,136	3.68	880	3.38
Earnings from continuing operations	$ 401	5.53	$ 317	5.25	$ 1,862	6.04	$ 1,459	5.58
Earnings from discontinued operations, net of tax	6	0.08	2	0.03	15	0.05	12	0.05

Net earnings	$ 407	5.61	$ 319	5.28	$ 1,877	6.09	$ 1,471	5.63

Weighted average shares outstanding - Basic	787		782		785		779

Basic earnings per share:
Continuing operations	$ 0.51		$ 0.41		$ 2.37		$ 1.87
Discontinued operations	0.01		-		0.02		0.02
Basic earnings per share	$ 0.52		$ 0.41		$ 2.39		$ 1.89

Weighted average shares outstanding - Diluted	809		801		806		800

Diluted earnings per share:
Continuing operations	$ 0.50		$ 0.40		$ 2.32		$ 1.83
Discontinued operations	0.01		-		0.02		0.02
Diluted earnings per share	$ 0.51		$ 0.40		$ 2.34		$ 1.85

Retained Earnings
Balance at beginning of period	$ 7,293		$ 5,587		$ 5,887		$ 4,482
Net earnings	407		319		1,877		1,471
Cash dividends	(23)		(19)		(87)		(66)
Balance at end of period	$ 7,677		$ 5,887		$ 7,677		$ 5,887

Lowe's Companies, Inc. Consolidated Statements of Cash Flows In Millions
	Year Ended On
	January 30, 2004	January 31, 2003	February 1, 2002
Cash Flows from Operating Activities:
Net Earnings	$ 1,877	$ 1,471	$ 1,023
Earnings from discontinued operations, net of tax	(15)	(12)	(13)
Earnings from continuing operations	1,862	1,459	1,010

Adjustments to Reconcile Earnings from Continuing Operations to Net Cash Provided By Operating Activities:
Depreciation and Amortization	781	641	530
Deferred Income Taxes	178	208	42
Loss on Disposition/Writedown of Fixed and Other Assets	31	18	39
Stock-based Compensation Expense	41	-	-
Tax Effect of Stock Options Exercised	31	29	35
Changes in Operating Assets and Liabilities:
Accounts Receivable - Net	2	(9)	(5)
Merchandise Inventory	(648)	(357)	(326)
Other Operating Assets	(45)	(41)	(37)
Accounts Payable	423	228	1
Employee Retirement Plans	(14)	40	114
Other Operating Liabilities	399	461	193
Net Cash Provided by Operating Activities from Continuing Operations	3,041	2,677	1,596

Cash Flows from Investing Activities:
Decrease (Increase) in Investment Assets:
Short-Term Investments	139	(203)	(30)
Purchase of Long-Term Investments	(381)	(24)	(1)
Proceeds from Sale/Maturity of Long-Term Investments	193	-	3
Increase in Other Long-Term Assets	(95)	(33)	(14)
Fixed Assets Acquired	(2,444)	(2,359)	(2,196)
Proceeds from the Sale of Fixed and Other Long-Term Assets	45	44	42
Net Cash Used in Investing Activities from Continuing Operations	(2,543)	(2,575)	(2,196)

Cash Flows from Financing Activities:
Net Decrease in Short-Term Borrowings	(50)	(50)	(150)
Long-Term Debt Borrowings	-	-	1,087
Repayment of Long-Term Debt	(29)	(63)	(63)
Proceeds from Employee Stock Purchase Plan	51	50	38
Proceeds from Stock Options Exercised	97	65	77
Cash Dividend Payments	(86)	(66)	(60)
Net Cash (Used in) Provided by Financing Activities from Continuing Operations	(17)	(64)	929

Net Cash Provided by Discontinued Operations	112	16	14

Net Increase in Cash and Cash Equivalents	593	54	343
Cash and Cash Equivalents, Beginning of Period	853	799	456
Cash and Cash Equivalents, End of Period	$ 1,446	$ 853	$ 799